Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS OF
PINNACLE FINANCIAL PARTNERS, INC.

ARTICLE ONE
OFFICES

1.1 Principal Office. The location of the principal office of the corporation in the State of Tennessee shall be in Davidson County, Tennessee.

1.2 Other Offices. The corporation may, in addition to its principal office in the State of Tennessee, have offices at such other places, either within or without the State of Tennessee, as the Board of Directors may from time to time appoint or as the business of the corporation may require.

ARTICLE TWO
SHAREHOLDERS’ MEETINGS

2.1 Annual Meeting. A meeting of shareholders of the corporation entitled to vote shall be held, annually, within six (6) months after the end of each fiscal year of the corporation for the purpose of electing directors and for transacting of any other business authorized or required to be transacted by such shareholders of the corporation. The annual meeting shall be held at such time and place, and on such date, as the directors shall determine from time to time and as shall be specified in the notice of the meeting.

2.2 Special Meetings.

(a)Special meetings of shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office, and, subject to the requirements of this Section 2.2 and such other sections of these bylaws as are applicable, a special meeting of the shareholders shall be called by the Secretary of the corporation upon written request to the Secretary of the corporation (each such request, a “Special Meeting Request” and such meeting a “Shareholder Requested Special Meeting”) of the holders of record of at least twenty-five percent (25%) of the voting power of all outstanding shares of common stock of the corporation (the “Common Stock”) entitled to vote at such meeting, which shares are determined to be “Net Long Shares” (as defined below) (the “Requisite Percentage”), who have held such shares continuously for at least one year prior to the date such Special Meeting Request is delivered to the Secretary of the corporation (such period, the “One-Year Period”) and who have complied in full with the requirements set forth in these bylaws. A special meeting of shareholders may be held at such date, time and place, if any, within or without the State of Tennessee as may be designated by the Board of Directors; provided, however, that the date of any Shareholder Requested Special Meeting shall be not more than 90 days after a Special Meeting Request(s) satisfying the requirements set forth in these bylaws and representing the Requisite Percentage is received by the Secretary of the corporation. Business transacted at any special meeting of shareholders, including any Shareholder Requested Special Meeting, shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

For purposes of determining the Requisite Percentage, “Net Long Shares” shall mean those shares of Common Stock as to which the shareholder(s) of record making the Special Meeting Request or beneficial owner(s), if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Shareholder”) possesses (x) the sole power to vote or direct the voting, (y) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (z) the sole power to dispose of or direct the disposition. The number of shares calculated in accordance with clauses (x), (y) and (z) of the immediately preceding sentence shall not include any shares (1) sold by such shareholder in any transaction that has not been settled or closed, (2) borrowed by such shareholder for any purposes or purchased by such shareholder pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale or derivative or similar agreement or understanding, whether any such arrangement is to be settled with shares of Common Stock or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such shareholder’s rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares or (B) offsetting to any degree gain or loss arising from the sole economic ownership of such shares by such shareholder. Whether shares of Common Stock constitute “Net Long Shares” shall be decided by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the corporation and its shareholders.

(b)To be in proper form and valid, a Special Meeting Request must be signed by the holders of the Requisite Percentage (or their duly authorized agents), be delivered to the Secretary of the corporation at the corporation’s principal executive offices by registered mail, return receipt requested or by nationally recognized private overnight courier service and shall (A) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the bylaws, the language of the proposed amendment), (B) bear the date of signature of each shareholder (or duly authorized agent) signing the request, (C) set forth (w) the name and address, as they appear in the corporation’s books, of each shareholder signing such request (or on whose behalf the request is signed), (x) the number of Net Long Shares held by such shareholder, (y) include documentary evidence that the shareholders held the Requisite Percentage as of the Request Date and that such shares have been held continuously for the One-Year Period, provided that if any of the shareholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary of the corporation within ten (10) days after the Request Date) that the beneficial owners on whose behalf the request is made held, together with any requesting shareholders who are beneficial owners, the Requisite Percentage as of the Request Date and continuously for the One-Year Period and (z) a certification from the shareholder submitting the request that the shareholders signing the request in the aggregate satisfy the Requisite Percentage, (D) describe any material interest of each such shareholder in the specific purpose or purposes of the meeting, (E) contain any other information that would be required to be provided by a shareholder seeking to nominate directors or bring an item of business before an annual meeting of shareholders pursuant to Section 2.10, Section 2.11 and Section 2.13, respectively, of these bylaws, (F) include an acknowledgment by each shareholder and any duly authorized agent of such shareholder that any reduction in Net Long Shares owned by such shareholder as of the date of delivery of the Special Meeting Request and prior to the record date for the proposed Shareholder Requested Special Meeting shall constitute a revocation of such request to the extent of such reduction, and (G) include an agreement by each shareholder and any duly authorized agent of such shareholder to continue to satisfy the Requisite Percentage through the date of the Shareholder Requested Special Meeting and to notify the corporation promptly in the event of any decrease in Net Long Shares held by such shareholder following the delivery of the Special Meeting Request and prior to the Shareholder Requested Special Meeting. In addition, the shareholder and any duly authorized agent of such shareholder shall promptly provide any other information reasonably requested by the corporation.

Each Requesting Shareholder is required to update and supplement the Special Meeting Request delivered by or on its behalf pursuant to this Section 2.2(b), if necessary, so that the information provided in such Special Meeting Request or required to be provided in such Special Meeting Request by (i) Section 2.10 and Section 2.13 of these bylaws as to any nominations proposed to be presented at the Shareholder Requested Special Meeting and as to the shareholder(s) proposing such nominations and/or (ii) Section 2.11 and Section 2.13 of these bylaws as to the business proposed to be conducted at the Shareholder Requested Special Meeting and as to the shareholder(s) proposing such business shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the Shareholder Requested Special Meeting, and as of ten (10) business days prior to the Shareholder Requested Special Meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the corporation at the corporation’s principal executive offices by registered mail, return receipt requested or by nationally recognized private overnight courier service not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such Shareholder Requested Special Meeting (in the case of the update required to be made as of the record date), and not later than five (5) business days prior to the date of the Shareholder Requested Special Meeting or, if practical, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Shareholder Requested Special Meeting has been adjourned or postponed) (in the case of the update required to be made as of ten (10) business days prior to the Shareholder Requested Special Meeting or any adjournment or postponement thereof). The Requesting Shareholder(s) also shall certify to the corporation in writing on the day prior to the Shareholder Requested Special Meeting as to whether the Requesting Shareholder(s) continues to satisfy the Requisite Percentage.

(c)In determining whether a special meeting of shareholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage who have held such shares continuously for the One-Year Period, multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the nominating of a person or persons for election to the Board of Directors, will mean that the exact same person or persons are nominated in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary of the corporation within sixty (60) days of the earliest dated Special Meeting Request. A shareholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary of the corporation. If, following such revocation, there are unrevoked requests from shareholders representing in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(d)At any Shareholder Requested Special Meeting, the business transacted shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the shareholders and to cause other business to be transacted. Notwithstanding the foregoing provisions of this Section 2.2, a Shareholder Requested Special Meeting shall not be held if (i) the Special Meeting Request does not comply with these bylaws, (ii) the business specified in the Special Meeting Request is not a proper subject for shareholder action under applicable law, (iii) the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within ninety (90) days after the Secretary of the corporation receives the Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the Special Meeting Request, (iv) the Special Meeting Request is received by the Secretary of the corporation during the period commencing ninety (90) days prior to the anniversary date of the prior year’s annual meeting of shareholders and ending on the date of the final adjournment of the next annual meeting of shareholders, (v) an identical or substantially similar item as determined by the Board of Directors in its reasonable discretion (a “Similar Item”) was presented at any meeting of shareholders held within ninety (90) days prior to receipt by the Secretary of the corporation of the Special Meeting Request (and, for purposes of this clause (v), the nomination, election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing of the size of the Board of Directors and the filling of vacancies and/or newly created directorships), or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.

(e)Except to the extent previously determined by the Board of Directors in connection with a Special Meeting Request, the chairperson of the Shareholder Requested Special Meeting shall determine at such meeting whether any proposed business or other matter to be transacted by the shareholders has not been properly brought before the special meeting and, if he or she should so determine, the chairperson shall declare that such proposed business or other matter was not properly brought before the meeting and such business or other matter shall not be presented for shareholder action at the meeting. In addition, notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the Requesting Shareholder(s) (or a qualified representative of the shareholder) does not appear at the Shareholder Requested Special Meeting to present a nomination or other proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

2.3 Place. Annual or special meetings of shareholders may be held within or without the State of Tennessee.

2.4 Notice. Notice of annual or special shareholders meetings stating the time, date, and place of the meeting shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting, either mailed to the last known address or personally given to each shareholder. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the charter, merger or share exchange of the corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and shall further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted and shall be delivered to the corporation for inclusion in the corporate minutes or records. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof as permitted by law.

2.5 Quorum. At any meeting of the shareholders, the holders of a majority of the outstanding stock of the corporation then having voting rights and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, including the election of directors, except where otherwise expressly provided by statute or by the corporation’s charter. In the absence of a quorum, a majority in interest of the shareholders so present or represented and entitled to vote may adjourn the meeting from time to time, without further notice as permitted by law, until a quorum shall attend, and thereupon, any business may be transacted which might have been transacted at the meeting as originally called.

2.6 Proxies; Required Vote. At every meeting of the shareholders, including meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy expressly provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the corporation unless otherwise provided by the Tennessee Business Corporation Act (the “TBCA”), the charter of the corporation or these bylaws. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceeds the votes cast opposing the action, unless otherwise expressly prohibited by statute (including the TBCA) or by the corporation’s charter which may define other criteria.

2.7 Presiding Officer and Secretary. At every meeting of shareholders, the Chairman or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President), or if such officers shall not be present then the person appointed by one of them, shall preside. The Secretary or an Assistant Secretary, or if such officers shall not be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

2.8 Shareholder List. Beginning two (2) business days after notice of a shareholders’ meeting is given, the corporation shall produce for inspection by any shareholder, at its principal office, a complete alphabetical list of shareholders, by voting group or class, entitled to notice of such meeting, showing the address and share holdings of each shareholder. The corporation shall continue to make the shareholders’ list available for inspection at the meeting by any shareholder, and such list shall remain available for inspection through the meeting and any adjournment thereof.

2.9 Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all shareholders entitled to vote on such matter(s) upon which the affirmative vote of the shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by class) of votes that would be necessary to authorize or take such action at a meeting shall constitute the act of the shareholders.

2.10 Nomination of Directors.

(a)    Only persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (A) as specified in the corporation’s notice of such meeting (or any supplement thereto), (B) as otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) with respect to any annual meeting of shareholders or special meeting of shareholders (but, in the case of a special meeting of shareholders, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) as otherwise properly brought before the meeting by any shareholder (y) who is a shareholder of record of the corporation both at the time the notice is provided and at the record date for the meeting at which a vote is taken with respect to the person nominated to be a director (an “Eligible Shareholder”), and (z) who complies with the provisions set forth in this Section 2.10 and Section 2.13 of these bylaws. The foregoing clause (C) of this Section 2.10(a) shall be the exclusive means for a shareholder to submit any director nomination. All nominations made by any Eligible Shareholder must be made pursuant to timely notice in proper written form to the Secretary of the corporation. To be timely with respect to nominees to be considered at any annual meeting of shareholders, an Eligible Shareholder’s notice shall be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Eligible Shareholder to be timely must be so received not later than the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure (as defined below) of the date of the meeting was first made, whichever occurs first. To be timely with respect to nominees to be considered at a special meeting of the shareholders, an Eligible Shareholder’s notice for nominations to be made at a special meeting must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined herein) of the date of such special meeting was first made.

(b)    To be in proper written form, an Eligible Shareholder’s notice shall set forth in writing (A) as to each person whom the Eligible Shareholder proposes to nominate for election or re-election as a director (the “Nominee”), (i) the name, age, business address and residence address of such Nominee, (ii) the principal occupation or employment of such Nominee, (iii) a description of all direct and indirect compensation and other material agreements, arrangements and understandings, and any other material relationships, in any such case during the past three years, between or among the Eligible Shareholder and any Proposing Shareholder (as defined below) and/or any Shareholder Associated Person (as defined below) thereof with respect to such nomination, on the one hand, and each Nominee and his or her respective Affiliates and Associates (as such terms are defined below), or others acting in concert therewith, on the other hand, (iv) all information with respect to the Nominee that would be required to be provided to the corporation pursuant to clause (B) of this Section 2.10(b) if the Nominee were a Proposing Shareholder with respect to the nomination of any person for election as a director of the corporation, (v) any other information relating to the Nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies in a contested election of directors, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the Nominee’s written consent to being nominated as a director and to serving as a director if elected), and (vi) a fully completed and signed questionnaire, representations and agreement required by Section 2.10(c) of these bylaws, copies of which may be obtained upon request to the Secretary of the corporation, and (B) as to the Eligible Shareholder and any Proposing Shareholder with respect to the Nominee, (i) the name and address, as they appear on the corporation’s books and otherwise, of the Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person thereof covered by clauses (ii)-(iv) below, (ii) the class and number of shares of stock of the corporation which are directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of stock of the corporation as to which such person has a right to acquire beneficial ownership at any time in the future) and/or owned of record by such Eligible Shareholder, such Proposing Shareholder and any Shareholder Associated Person thereof, including, if such Proposing Shareholder is a beneficial owner holding shares in “street name” through a broker, bank or other nominee, a written statement from such broker, bank or nominee verifying such ownership, (iii) a description of any economic interest in or in respect of or any other right with respect to (including from a third party), any equity, debt of other securities of the corporation (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any securities of the corporation, including, without limitation, any swaps or other derivative arrangements), including any short interest or other borrowing arrangement in respect of any securities of the corporation (collectively, the “Derivative Securities”), held by such Eligible Shareholder, such Proposing Shareholder and any Shareholder Associated Person thereof, (iv) a description of all agreements, arrangements, proxies and understandings between such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof, on the one hand, and any other person(s) (including any Shareholder Associated Person or the Nominee), on the other hand, in connection with or related to the ownership or voting of capital stock of the corporation or the Derivative Securities (including, without limitation, pursuant to which such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof has a right to vote any shares or other securities of the corporation), or the proposed director nomination or potential service of the Nominee on the Board of Directors, (v) any information relating to such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in a contested election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (vi) a representation as to whether such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares reasonably believed by the Proposing Shareholder to be sufficient to elect the Nominee and/or otherwise to solicit proxies from the shareholders of the corporation in support of such nomination, and (vii) a representation as to whether the Eligible Shareholder or a Qualified Representative (as defined below) thereof intends to appear in person at the meeting to propose such nomination. In addition, any such Eligible Shareholder shall provide to the corporation such additional information that the corporation may reasonably request from time to time regarding the Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person thereof, if any, and/or to determine the eligibility or qualifications of the Nominee to serve as a director or an independent director, or that could be material to a reasonable shareholder’s understanding of the qualifications and/or independence, or lack thereof, of the Nominee as a director. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with this Section 2.10. Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the charter of the corporation.

(c)    To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.10(a) of these bylaws) to the Secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination or recommendation for nomination, as the case may be, is being made (which questionnaire shall be provided by the Secretary of the corporation upon written request) and a written representation and agreement (in the form provided by the Secretary of the corporation upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation and (iv) will abide by the requirements of any director resignation policy applicable to all of the corporation’s directors, whether included in these bylaws, or otherwise.

2.11 Notice of Shareholder Proposals.

(a)    At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, any such business must be a proper matter for shareholder action, and must be (A) specified in the corporation’s notice of the meeting (or any supplement thereto), (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) with respect to any annual meeting of shareholders or special meeting of shareholders (but, in the case of a special meeting of shareholders, only if such business is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting), otherwise properly brought before the meeting by a shareholder (y) who is an Eligible Shareholder, and (z) who complies with the provisions set forth in this Section 2.11 and Section 2.13 of these bylaws. The foregoing clause (C) of this Section 2.11(a) shall be the exclusive means for a shareholder to propose any business at any shareholders’ meeting; provided, however, that nothing set forth in this Section 2.11 or Section 2.13 of these bylaws shall be deemed to affect any right of shareholders to request the inclusion of any shareholder proposal in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. For business to be properly brought before a meeting by a shareholder, the Eligible Shareholder must have given timely notice in proper written form to the Secretary of the corporation. To be timely with respect to business to be considered at any annual meeting of shareholders, an Eligible Shareholder’s notice must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Eligible Shareholder to be timely must be so received not later than the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure (as defined herein) of the date of the meeting was first made, whichever occurs first. To be timely with respect to business to be considered at a special meeting of the shareholders, an Eligible Shareholder’s notice must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined herein) of the date of such special meeting was first made.

(b)    To be in proper written form, an Eligible Shareholder’s notice to the Secretary of the corporation shall set forth (A) as to the Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person thereof, all information and representations described in clauses (B)(i)-(vii) of Section 2.10(b) of these bylaws (substituting references to the proposed nomination with the proposed business, where applicable), (B) as to each matter the Eligible Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions intended to be presented at the meeting and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment, and the reasons for conducting such business at the meeting, (C) as to each matter the Eligible Shareholder proposes to bring before any special meeting of the shareholders of the corporation the information required by Section 2.2 of these bylaws and (D) any material interest of the Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person thereof in such business, including a description of all agreements, arrangements and understandings between such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof, on the one hand, and any other person(s) (including any Shareholder Associated Person), on the other hand (including the name(s) of such other person(s)) in connection with or related to the proposal of such business. In addition, any such Eligible Shareholder shall provide to the corporation such additional information that the corporation may reasonably request from time to time regarding such Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person thereof, if any, and/or the business that such Eligible Shareholder proposes to bring before the meeting. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the provisions set forth in this Section 2.11.

2.12 Administration of the Meeting.

(a)    Subject to the TBCA or other applicable law, the Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to the

TBCA or other applicable law and such rules and regulations, if any, the presiding officer of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such presiding officer, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting (and shall announce such at the meeting). In addition, the presiding officer of the meeting shall have the power to adjourn any meeting of shareholders, in accordance with applicable legal requirements.

(b)    Notwithstanding anything contained herein to the contrary, if an Eligible Shareholder (or a Qualified Representative thereof) does not appear at a meeting of shareholders of the corporation to present a nomination or business proposed pursuant to Section 2.10 or Section 2.11 hereof, respectively, or any Rule 14a-8 shareholder proposal, as applicable, unless otherwise determined by the corporation in advance of such meeting, the presiding officer of the meeting may determine and declare that such nomination shall be disregarded and such proposed business or Rule 14a-8 proposal shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.12(b) or as otherwise used in these bylaws, to be considered a “Qualified Representative” of the Eligible Shareholder, a person must be a duly authorized officer or other agent of such Eligible Shareholder, or must be authorized by a writing executed by such Eligible Shareholder or an electronic transmission delivered by such Eligible Shareholder to act for such Eligible Shareholder as proxy at the meeting of shareholders in accordance with applicable law, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders and provide a copy thereof at, or in advance of, the meeting to the Secretary of the corporation.

2.13 General Provisions Regarding Nominations and Proposals.

(a)    An Eligible Shareholder providing notice of a nomination or business proposed to be brought before a meeting in accordance with Section 2.10 or Section 2.11, as applicable, of these bylaws shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.10 or Section 2.11, as applicable, of these bylaws shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five (5) business days prior to the date for the meeting, or if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(b)    If (i) any information required to be provided pursuant to Section 2.10 or Section 2.11, as applicable, of these bylaws or Section 2.13(a) of these bylaws, in connection with any proposed director nomination or business (the “Required Information”), is not provided, (ii) any Required Information is inaccurate in any material respect, or (iii) the Eligible Shareholder, any Proposing Shareholder and/or any Shareholder Associated Person thereof have not acted in accordance with the representations made in the Required Information, then, as applicable, the nomination proposed by any such Eligible Shareholder shall be deemed not to have been provided in accordance with these bylaws, and the business proposed by any such Eligible Shareholder shall be deemed not to properly before the meeting in accordance with these bylaws.

(c)    The presiding officer of the meeting shall, if the facts warrant, determine that a nomination was not provided in accordance with these bylaws or that business was not properly brought before the meeting in accordance with these bylaws, as applicable, and if the presiding officer should so determine, he shall so declare to the meeting and any such nomination shall be disregarded and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(d)    In no event shall the adjournment of a meeting of shareholders or (to the extent permitted by applicable law) postponement of a meeting of shareholders for which notice has already been given, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in Section 2.10 or Section 2.11 of these bylaws.

(e)    In addition to complying with the terms of these bylaws, an Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person thereof shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 2.10 or Section 2.11 of these bylaws; provided, however, that any references in Section 2.10, Section 2.11 and Section 2.13 of these bylaws to the Exchange Act, or the rules promulgated thereunder, are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.10 or Section 2.11 of these bylaws.

(f)    For purposes of these bylaws, (i) “Affiliates” and “Associates” shall have the meanings given such terms in Rule 12b-2 under the Exchange Act, (ii) “Proposing Shareholder” means the shareholder of record of the corporation making any director nomination or proposing any business pursuant to Section 2.10 or Section 2.11, as applicable, of these bylaws or, if different, the beneficial owner of shares of capital stock of the corporation on whose behalf any director nomination or business is proposed pursuant to Section 2.10 or Section 2.11, as applicable, of these bylaws (iii) “Shareholder Associated Person” of any Proposing Shareholder means (x) any Affiliate or Associate of such Proposing Shareholder, (y) any person directly or indirectly controlling, controlled by or under common control with any such Shareholder Associated Person referred to in clause (x) above, or (z) any person acting in concert, in respect of any matter involving the corporation or its securities, with such Proposing Shareholder or any Shareholder Associated Person referenced in clauses (x) or (y) above, and (iv) “public disclosure” includes disclosure in a press release reported by Business Wire, the Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

ARTICLE THREE
DIRECTORS

3.1 Management. Subject to these bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

3.2 Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) members. The number of directors may be fixed or changed from time to time within the minimum and maximum, or the range itself may be fixed or changed from time to time, by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the corporation entitled to vote in an election of directors voting on a proposal to fix or change the number of directors within the range, or by the affirmative vote of at least a majority of all directors then in office.

3.3 Vacancies. The directors, even though less than a quorum, may fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors. Such appointment by the directors shall continue until the next shareholders’ meeting at which directors are elected.

3.4 Election of Directors. All directors shall be elected at each annual meeting of shareholders for terms expiring at the next annual meeting of shareholders. Each director shall hold office for the term for which the director is elected or appointed and until the director’s successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office with or without cause. No person shall be eligible to stand for election as a director, nor may such person be elected as a director, if such person is seventy-five (75) years of age or greater at the time of such election.

3.5 Removal. Any director may be removed from office with cause upon the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the corporation entitled to vote in an election of directors at a meeting with respect to which notice of such purpose is given, or upon the affirmative vote of at least a majority of all directors then in office. Any director may be removed from office without cause, at a meeting with respect to which notice of such purpose is given, only upon the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the corporation entitled to vote in an election of directors.

3.6 Resignation. Any director may resign at any time by so advising the Chairman of the Board or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by giving written notice to the corporation. A director who resigns may postpone the effectiveness of his or her resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective.

3.7 Compensation. Directors may be allowed such compensation for their services as directors as may from time to time be fixed by resolution of the Board of Directors.

3.8 Honorary and Advisory Directors. When a director of the corporation retires under the retirement policies of the corporation as established from time to time by the Board of Directors, the Board of Directors may appoint such retiring director to be an Honorary Director, Director Emeritus, or member of an advisory board established by the Board of Directors. The Board of Directors of the corporation also may appoint any individual an Honorary Director, Director Emeritus, or member of any advisory board established by the Board of Directors. Any individual appointed an Honorary Director, Director Emeritus, or member of an advisory board as provided by this Section 3.8 may be compensated as provided in Section 3.7, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in

Section 5.5 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

ARTICLE FOUR
COMMITTEES

4.1 Executive Committee.

(a)    The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate an Executive Committee consisting of one or more directors. Each Executive Committee member shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders and until the member’s successor is elected and qualified, or until the member’s death, resignation or removal, or until the member shall cease to be a director.

(b)    During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (i) the amendment of the charter or bylaws of the corporation; (ii) the adoption of a plan of merger or consolidation; (iii) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation; (iv) a voluntary dissolution of the corporation or the revocation of any such voluntary dissolution; (v) the authorization of distributions, except according to a formula or method prescribed by the Board of Directors; or (vi) the filling of vacancies on the Board of Directors or on any of its committees.

(c)    The Executive Committee shall meet from time to time on call of the Chairman of the Board or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Tennessee, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

(d)    The Executive Committee shall act by majority vote of its members; provided, however, that contracts or transactions of and by the corporation in which officers or Directors of the corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

(e)    Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

(f)    The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more Directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

4.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of one or more of the Directors of the corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

4.3 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

ARTICLE FIVE
MEETINGS OF THE BOARD OF DIRECTORS

5.1 Time and Place. Meetings of the Board of Directors may be held at any place either within or without the State of Tennessee.

5.2 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Tennessee, as shall be determined by the Board of Directors from time to time.

5.3 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) and shall be called by the Chairman of the Board or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) on the written request of any two or more directors. Notice of any special meeting of the Board of Directors shall be given to each director by the Secretary or the Assistant Secretary of the corporation or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least twenty-four (24) hours in advance of the meeting, (ii) by sending an e-mail, telegram, telecopy, or telex, or delivering written notice by hand, to such director’s last known business or home address at least twenty-four (24) hours in advance of the meeting, or (iii) by mailing written notice to such director's last known business or home address at least seventy-two (72) hours in advance of the meeting. Any such special meeting shall be held at such time and place, within or without the State of Tennessee, as shall be stated in the notice of the meeting.

5.4 Content and Waiver of Notice. No notice of any meeting of the Board of Directors need state the purposes thereof. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance in person at any such meeting shall constitute a waiver of notice thereof unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

5.5 Quorum; Participation by Telephone. At all meetings of the Board of Directors, the presence of a majority of the number of Directors in office immediately before the meeting begins shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. Except as may be otherwise specifically provided by law, the charter or these bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

5.6 Action in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto consenting to the taking of the action by written consent is signed by all members of the Board of Directors or of such committee, as the case may be, and the affirmative vote of the members of the Board of Directors or of such committee necessary to approve the action is given, and such written consent is filed with the minutes of the proceedings of the Board of Directors and upon compliance with any further requirements of law pertaining to such consents.

5.7 Interested Directors and Officers. An interested Director or officer is one who is a party to a contract or transaction with the corporation or who is an officer or Director of, or has a material financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the corporation. Contracts and transactions between the corporation and one or more interested Directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (a) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors be less than a quorum, at a meeting of the Board or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the Board or committee prior to the vote; or (b) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, committee or shareholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes the contract or transaction.

ARTICLE SIX
OFFICERS, AGENTS AND EMPLOYEES

6.1 General Provisions. The officers of the corporation shall be a President and a Secretary, and may include a Chief Executive Officer, Treasurer, Chairman of the Board, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these bylaws. The Board of Directors may elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person, except the offices of President and Secretary. Any officer, agent or employee of the corporation may be removed by the Board of Directors with or without cause. Removal without cause shall be without prejudice to such person’s contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors or by a committee thereof, and this power may also be delegated to any officer, agent or employee as to persons under his or her direction or control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

6.2 Powers and Duties of the Chairman of the Board and the President. The powers and duties of the Chairman of the Board and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these bylaws or by the Board of Directors.

(a)    The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time direct.

(b)    The President shall, unless otherwise provided by the Board of Directors, be the chief executive officer of the corporation. The President shall have general charge of the business and affairs of the corporation and shall keep the Board of Directors fully advised. The President shall employ and discharge employees and agents of the corporation, except such as shall be elected by the Board of Directors, and he or she may delegate these powers. The President shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board of Directors. The President, the Chairman and, if there be a Chief Executive Officer that is not also the President, such Chief Executive Officer each may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the corporation, may execute any shareholders’ or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

6.3 Powers and Duties of Executive Vice Presidents. Each Executive Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these bylaws. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Executive Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the President. The performance of any such duty by a Executive Vice President shall be conclusive evidence of his or her power to act.

6.4 Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these bylaws. The performance of any such duty by a Vice President shall be conclusive evidence of his or her power to act.

6.5 Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he or she is present. Except as otherwise provided by these bylaws, the Secretary shall attend to the giving of all notices to shareholders and Directors. He or she shall have charge of the seal of the corporation, shall attend to its use on all documents the execution of which on behalf of the corporation under its seal is duly authorized and shall attest the same by his or her signature whenever required. The Secretary shall have charge of the record of shareholders of the corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors, the Secretary shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the President or the Board of Directors.

6.6 Powers and Duties of the Treasurer. The Treasurer shall have charge of all funds and securities of the corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the corporation in such banks or depositaries as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and vouchers for payments made to the corporation. The Treasurer shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the President or by the Board of Directors.

6.7 Appointment, Powers and Duties of Assistant Secretaries. Assistant Secretaries may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of the Assistant Secretary’s power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

6.8 Appointment, Powers and Duties of Assistant Treasurers. Assistant Treasurers may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of the Assistant Treasurer’s power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

6.9 Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President or the Chairman of the Board or of any committee of the Board of Directors) may confer for the time being the powers and duties, or any of them, of such officer upon any other person or officer or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers.

ARTICLE SEVEN
CAPITAL STOCK

7.1 Certificates.

(a)    The shares of the corporation’s stock may be certificated or un-certificated, as provided under Tennessee law, and shall be entered in the books of the corporation and registered as they are issued. Any certificates representing shares of the corporation’s stock shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Any certificate issued to any shareholder of the corporation shall set forth upon the face thereof the following:

(i) the name of this corporation;

(ii) that the corporation is organized under the laws of the State of Tennessee;

(iii) the name or names of the person or persons to whom the certificate is issued; and

(iv) the number and class of shares, and the designation of the series, if any, which the certificate represents.

(b)    Each certificate shall be signed either manually or by facsimile by the Chairman of the Board, the President, the Chief Executive Officer, an Executive Vice President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer of the corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before or after such certificate or certificates shall be issued by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

7.2 Shareholder List. The corporation shall keep or cause to be kept a record of the shareholders of the corporation which readily shows, in alphabetical order or by alphabetical index, by voting group or class, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the shareholders in accordance with Section 2.8 hereof.

7.3 Transfer of Shares. Upon surrender to the corporation or any transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of un-certificated shares to the shareholder entitled thereto, cancel the old certificate and record the transfers of stock upon the corporation’s books. Transfers of certificated shares shall be made on the books of the corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.7 of these bylaws. Upon the receipt of proper transfer instructions from the registered owner of un-certificated shares, such un-certificated shares shall be cancelled, issuance of new equivalent un-certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the corporation. Transfers of un-certificated shares shall be made on the books of the corporation only by the person identified as the registered owner of the un-certificated shares in the corporation’s records or by a power of attorney lawfully constituted in writing. If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

7.4 Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

7.5 Registered Owner. The corporation shall be entitled to treat the holder of record of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.6 Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require any stock certificate issued by the corporation to bear the written or facsimile signature or signatures of a transfer agent or a registrar or both.

7.7 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and, if the Directors so require, shall give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon the corporation may issue (i) a new certificate or certificates of stock or (ii) un-certificated shares in place of any certificate or certificates previously issued by the corporation that are alleged to have been lost, stolen or destroyed.

7.8 Fractional Shares or Scrip. The corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip or un-certificated fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the corporation, including voting rights, dividend rights or the right to participate in any assets of the corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, whether certificated or uncertificated, the corporation may pay in cash the fair value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.

ARTICLE EIGHT
BOOKS AND RECORDS; SEAL

8.1 Inspection of Books and Records.

(a)    Any person who is a holder of record of, or authorized in writing by a holder of record of, any outstanding shares of any class or series of the corporation, shall have the right, upon written demand stating the purpose thereof, to examine in person or by agent or attorney at any reasonable time or times for any proper purpose, the books and records of account, minutes and record of shareholders and to make extracts therefrom.

(b)    A shareholder may inspect and copy the records described in the immediately preceding paragraph only if (i) his or her demand is made in good faith and for a proper purpose; (ii) the shareholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect; and (iii) the records are directly connected with the stated purpose.

(c)    If the Secretary or a majority of the corporation’s Board of Directors or Executive Committee members find that the request is proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.

(d)    If said request is found by the Secretary, the Board of Directors or the Executive Committee to be improper, the Secretary shall so notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The Secretary shall specify in said notice the basis for the rejection of the shareholder’s request.

(e)    The Secretary, the Board of Directors and the Executive Committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.

8.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the corporation.

ARTICLE NINE
INDEMNIFICATION

9.1 Authority to Indemnify. The corporation shall indemnify, in the case of any Director or officer of the corporation, and may indemnify, in the case of any employee or agent of the corporation, an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of the corporation (or was serving at the request of the corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise) for reasonable expenses, judgments, fines, penalties and amounts paid in settlement (including attorneys’ fees), incurred in connection with the proceeding if the individual acted in manner he or she believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, employee or agent did not meet the standard of conduct set forth above. Indemnification permitted under this action in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

9.2 Mandatory Indemnification. The extent that a director or officer of the corporation has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein , because he or she is or was a director or officer of the corporation, the corporation shall indemnify the director or officer against reasonable expenses incurred by him or her in connection therewith.

9.3 Advance for Expenses. The corporation shall pay for or reimburse, in the case of any director or officer of the corporation, and may pay for or reimburse, in the case of any employee or agent of the corporation, the reasonable expenses incurred by a director, officer, employee or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the corporation written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 9.1 of this section, and (b) he or she furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this section must be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

9.4 Court-Ordered Indemnification and Advances for Expenses. A director or officer of the corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

9.5 Determination of Indemnification. Except as provided in Section 9.2 and except as may be ordered by the court, the corporation may not indemnify a director, officer, employee or agent under Section 9.1 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director, officer, employee or agent is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 9.1. The determination shall be made:

(a)    By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceedings;

(b)    If a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c)    By special legal counsel:

(i) Selected by the board of directors or its committee in the manner prescribed in paragraph (a) or (b) of this section; or

(ii) If a quorum of the board of directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

(d)    By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

9.6 Authorization of Indemnification. Authorization of indemnification or an obligation to indemnify and evaluation as the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of Section 9.5 to select counsel.

9.7 Other Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, agreement or contract either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the shareholders, both as to action by a director, trustee, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee, or agent pursuant to this Section 9.7 by the corporation for liability for (a) a breach of his or her duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) the types of liability set forth in Section 48-18-304 of the TBCA dealing with illegal or unauthorized distributions of corporate assets, whether as dividends or in liquidation of the corporation or otherwise.

9.8 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent whether or not the corporation would have power to indemnify him or her against the same liability under this Article Nine.

9.9 Continuation of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE TEN
NOTICES: WAIVERS OF NOTICE

10.1 Notices. Except as otherwise specifically provided in these bylaws, whenever under the provisions of these bylaws notice is required to be given to any shareholder, Director or officer, it shall not be construed to mean personal notice, but such notice may be given by personal notice, by e-mail, by telegram or cablegram, or by mail by depositing the same in the post office or letter box in a postage prepaid sealed wrapper, addressed to such shareholder, Director or officer at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

10.2 Waivers of Notice. Except as otherwise provided in these bylaws, when any notice is required to be given by law, by the charter or by these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder’s attorney or proxy duly appointed in writing.

ARTICLE ELEVEN
EMERGENCY POWERS

11.1 Bylaws. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the charter or these bylaws, be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meeting of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

11.2 Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

11.3 Head Office. The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

11.4 Period of Effectiveness. To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.

11.5 Notices. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

11.6 Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.

11.7 Liability of Officers, Directors and Agents. No officer, Director, agent or employee acting in accordance with any emergency bylaw shall be liable except for willful misconduct. No officer, Director, agent or employee shall be liable for any action taken by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the bylaws then in effect.

ARTICLE TWELVE
CHECKS, NOTES, DRAFTS, ETC.

Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

ARTICLE THIRTEEN
AMENDMENTS

The bylaws of the corporation may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted, or altered by them may not be repealed, amended, adopted or altered by the Board of Directors. Except as otherwise provided in the charter, action by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all votes entitled to be cast on such action at any meeting called for such purpose, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all Directors then holding office.

ARTICLE FOURTEEN
GENERAL PROVISIONS

14.1 Voting Securities Held by Corporation. Unless otherwise required by the Board of Directors, the Chairman, the President and, if there is a Chief Executive Officer that is not also the President, such Chief Executive Officer shall have full power and authority on behalf of the corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the corporation may hold securities. In connection therewith the Chairman, the Chief Executive Officer or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

14.2 Severability. If any provision of these bylaws is held to be illegal, invalid or unenforceable under any present or future law, such provision shall be fully severable, and these bylaws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of these bylaws shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Notwithstanding the foregoing, if any provision or provisions of these bylaws shall be held to be invalid, illegal or unenforceable, but only as applied to any person or entity or specific circumstance, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and the application of such provision to other persons or entities shall not in any way be affected or impaired thereby.